                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of World Access, Inc. on Form S-4 of our report, dated December 7, 1999, on the consolidated financial statements of FaciliCom International, Inc. and subsidiaries, appearing in the Current Report on Form 8-K dated December 22, 1999 of World Access, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                                /s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
May 23, 2000